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                                                                  EXHIBIT 12.01


                   EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (Dollars in millions)

                                                         1999          1998          1997          1996          1995
                                                       --------      --------      --------      --------      --------
Earnings from continuing operations
      Before provision for income taxes                $     72      $    360      $    446      $    607      $    899
Add:
      Interest expense                                      126            96            87            67            79
      Rental expense(1)                                      28            28            27            22            16
      Amortization of capitalized interest                   16            16            16            14            13
                                                       --------      --------      --------      --------      --------
Earnings as adjusted                                   $    242      $    500      $    576      $    710      $  1,007
                                                       ========      ========      ========      ========      ========

Fixed charges:
      Interest expense                                 $    126      $     96      $     87      $     67      $     79
      Rental expense(1)                                      28            28            27            22            16
      Capitalized interest                                   13            31            41            28             9
                                                       --------      --------      --------      --------      --------
Total fixed charges                                    $    167      $    155      $    155      $    117      $    104
                                                       ========      ========      ========      ========      ========

Ratio of earnings to fixed charges                          1.5x          3.2x          3.7x          6.1x          9.7x
                                                       ========      ========      ========      ========      ========

----------------

(1) For all periods presented, the interest component of rental expense is estimated to equal one-third of such expense.


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